Exhibit 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Track Data Corporation on Form S-3 (File No. 333-4780, effective July 11, 1996, File No. 333-83167, effective August 16, 1999, File No. 333-91645, effective February 9, 2000, File No. 333-34696, effective June 8, 2000 and File No. 333-54296, effective February 9, 2001) and Form S-8 (File No. 333-4532, effective May 2, 1996, File No. 333-52131, effective May 8, 1998, File No. 333-82171, effective July 2, 1999, File No. 333-85000, effective March 27, 2002 and File No. 333-104059, effective March 27, 2003) of our report dated March 26, 2009 with respect to our audits of the consolidated financial statements of Track Data Corporation and Subsidiaries as of December 31, 2008 and 2007 and for each of the three years in the period ended  December 31, 2008, which report is included in this Annual Report on Form 10-K of Track Data Corporation for the year ended December 31, 2008.

/S/	Marcum & Kliegman LLP

Melville, New York
March 26, 2009